Exhibit 3.1

BYLAWS

OF

PEOPLES FINANCIAL CORPORATION

BILOXI, MISSISSIPPI

Adopted March 21, 1985

As Amended November 22, 2022

PEOPLES FINANCIAL CORPORATION
BILOXI, MISSISSIPPI

BYLAWS

ARTICLE I
OFFICES

Section 1.01    Principal Office. The principal office of PFC (`the Corporation") shall be at Biloxi, Harrison County, Mississippi. The Corporation may have such other offices as are allowable by the laws of the State of Mississippi and as the Board of Directors may designate or the business of the Corporation may require from time to time.

Section 1.02    Registered Office. The registered office of the Corporation required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi may be, but need not be identical with the principal office in the State of Mississippi, and the address of the registered office may be changed from time to time by the board of Directors as provided by law.

Section 1.03    Certain Definitions. For purposes of these Bylaws:

(a)     A Person shall be deemed to be “Acting in Concert” with another Person on a stockholder proposal or nomination if: (i) such Persons knowingly act or acted (whether or not pursuant to an express agreement) in concert with, or in parallel with, each other towards a common goal relating to the stockholder proposal or nomination at issue or any similar proposal or prior nomination presented for a vote at a stockholder meeting of the Corporation within 36 months prior to the date of the stockholder meeting where the subject proposal or nomination will be decided; (ii) each Person is conscious of the other Person’s conduct or intent; and (iii) at least one additional factor suggests that such Persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a Person shall not be deemed to be Acting in Concert with any other Person solely as a result of the solicitation of proxies after the filing of a definitive proxy statement under Section 14(a) of the Exchange Act. A Person Acting in Concert with another Person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person;

(b)    “Control Person” shall mean, with respect to any other Person that is controlled, collectively, (i) any Person that holds or is one of a combination of Persons that hold a sufficient number of any of the securities of the controlled Person so as to affect materially the control of the controlled Person, or that holds more than 10% of the outstanding voting shares of the controlled Person except where there is evidence showing that the holder of those securities does not materially affect the control of the controlled Person, and (ii) such controlled Person’s and any Control Person’s respective directors, trustees, executive officers and managing members (including, with respect to an entity exempted from taxation under Section 501(1) of the Internal Revenue Code, as amended, each member of the board of trustees, board of directors, executive council or similar governing body thereof).

(c)     “Director Questionnaire” means, collectively, a written questionnaire, representation and agreement in a form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request that is to be completed by a Stockholder Nominee, and any such other information as the Corporation may reasonably request to determine the eligibility of a Stockholder Nominee to serve as a director of the Corporation.

(d)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)     “Nominating Person” means, a Person who is entitled to vote for the election of directors at a meeting of stockholders and complies with the notice procedures set forth in Section 3.02 of Article III of these Bylaws, and who is a stockholder of record at each of the following times: (i) when such notice is delivered to the Secretary of the Corporation, (ii) on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and (iii) at the time of the meeting, including any adjournment thereof.

(f)     “Participant” means a Person meeting the definition of such in paragraphs (a)(ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A, as amended.

(g)     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

(h)      “Public Company” means any Person with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended.

(i)      “Related Person”, with respect to any Person, shall be deemed to include any other Person with which the Person is Acting in Concert, and any Control Person thereof, including but not limited to a Stockholder Nominee and a Supporting Person.

(j)     “SEC” means the Securities Exchange Commission.

(k)      A “Stockholder Nominee” means each Person whom the Nominating Person proposes to nominate for election or reelection as a director of the Corporation in accordance with Section 3.02 of Article III of these Bylaws.

(l)    A “Solicitation Statement,” means, collectively, a written representation and agreement in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request that requires the Nominating Person, on behalf of themselves and all Supporting Persons, as well as all Related Persons, as applicable, to commit to: (i) deliver to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (A) at least 20 calendar days before the meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidate(s), or (B) at least 40 days before the meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) under the Exchange Act, as such rule may be amended from time to time; (ii) comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended from time to time by the SEC, including through any SEC Staff interpretations related thereto), and (iii) provide any such other information as the Corporation may reasonably require to determine the background and qualification of any Nominating Person, Supporting Persons or any Related Persons and their compliance in all respects with the requirements of Section 3.02 of Article III of these Bylaws.

(m)     “Supporting Persons” means, collectively, the Nominating Person along with the beneficial owner(s), if different, on whose behalf the nominations are made, or anyone who may solicit votes or proxies for a Stockholder Nominee.

This Section 1.03 was added on November 22, 2022.

ARTICLE II
STOCKHOLDERS

Section 2.01    Annual Meeting. The annual meeting of the stockholders for the purpose of fixing the number of Directors to be elected and electing such number of Directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be no later than thirteen months subsequent to the last annual meeting of stockholders. The date fixed for the annual meeting shall not be a legal holiday in the State of Mississippi. The annual meeting of stockholders may be held conjointly with the annual meeting of the Board of Directors.

Section 2.02   Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. On failure of the President so to issue such call, same may be made, and notice given as hereinafter prescribed, by those demanding such meeting. Such request shall state the purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 2.03   Place of Meeting. The Board of Directors may designate any place, either within or without the State of Mississippi, as the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be at the principal office of the Corporation in Biloxi, Harrison County, Mississippi.

Section 2.04    Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 2.05    Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than sixty days and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.06    Presiding Officer and the Secretary. The President, or, in his absence, an officer designated by the Board of Directors shall preside at all stockholder meetings, and the Secretary shall serve as secretary. Otherwise, a Chairman or Secretary shall be elected by the stockholders present to act in the absence of those officers.

Section 2.07    Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 2.08    Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, as long as not less than one-third of the shares entitled to vote at the meeting are represented. If a quorum is present, or the above conditions are fulfilled so that business may be transacted, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the articles of incorporation or elsewhere in these bylaws by specific provision.

Section 2.09    Proxies. At all meetings of stockholders, a stockholder may vote by proxy-executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Any Person directly or indirectly soliciting proxies from stockholders on behalf of anyone other than the Board of Directors of the Corporation must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

This Section 2.09 was amended to its present form on November 22, 2022.

Section 2.10    Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote of a meeting of stockholders.

Section 2.11    Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

The Corporation may repurchase shares of its own stock as provided by Mississippi law. If the Corporation owns shares of its own stock at any time, those shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 2.12    [RESERVED]

Section 2.13    Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of the stockholders of the Corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 2.14    Procedures for Bringing Business before Stockholder Meeting. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) conducted during a special meeting called in accordance with Section 2 of this Article II, (ii) conducted during an annual meeting and properly brought before the meeting by or at the direction of the Board of Directors in accordance with Section 1 of this Article II or (iii) otherwise properly brought before the annual or special meeting by a stockholder. For business to be properly brought before such a meeting of stockholders by a stockholder, the stockholder must be a stockholder of record at the time of giving of notice provided for in Section 2.14 through the date of such meeting, is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.14. Such stockholder of record shall have given timely notice thereof in writing to the Secretary of the Corporation setting forth the information required in this Section 2.14, and such business must be a proper subject for stockholder action under the laws of Mississippi. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before a meeting of stockholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (including the specific text of any resolutions or actions proposed for consideration), (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Related Persons or other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any Related Persons or other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, and (iv) any material interest of the stockholder or any Related Persons or other stockholders known by such stockholder to be supporting such proposal in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

This Section 2.14 was amended to its present form on November 22, 2022.

Section 2.15    Stockholder Approval of Tender Offer. If any person, firm, or corporation, (herein referred to as the Tender Offeror) or any person, firm, or corporation controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror, or any group of which the Tender Offeror or any of the foregoing persons, first, or corporations are members, or any other group controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror owns of record, or owns beneficially, directly or indirectly, more than 10% of any class of equity voting security of this Corporation with the Tender Offeror, then any merger or consolidation of this Corporation with the Tender Offeror, or any sale, lease, or exchange of substantially all of the assets of this Corporation or of the Tender Offeror to the other may not be effected under the laws of Mississippi unless a meeting of the stockholders of this Corporation is held to vote thereon and the votes of the holders of voting securities of this Company representing not less than 80% of the votes entitled to vote thereon, vote in favor thereof. As used herein, the term group includes persons, firms, and corporations acting in concert, whether or not as a formal group, and the term equity security means any share or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security; or any such warrant or right. The foregoing provision is to require a greater vote of stockholders than is required by Mississippi Code of 1972 Section 79-3-145 (dealing with mergers and consolidations) and Section 79-3-157 (dealing with sales, mortgages, etc. of assets outside the ordinary course of business) and the provisions of this Section shall not be amended, changed or repealed without a similar 80% vote of the voting securities in this Corporation, which is a greater vote that required by Mississippi Code of 1972 Section 79-3-117 (dealing with amendments to these Articles of Incorporation).

ARTICLE III

BOARD OF DIRECTORS

Section 3.01    General Powers. The business and affairs of the Corporation shall be managed and administered by its Board of Directors. Except as limited by law, all corporate powers shall be vested in and exercised by the Board of Directors.

Section 3.02    Procedures for Director Nominations and Elections.

(a)    General. The directors of the Corporation shall be elected annually by the stockholders at the annual meeting of the stockholders. If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Except as provided in Section 3.11 of this Article III with respect to vacancies on the Board of Directors, only persons nominated in accordance with the procedures set forth in this Section 3.02 of this Article III shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors pursuant to the report it receives from the Nominating Committee, or (ii) by any Nominating Person.

(b)    Stockholder Nominations. Any nominations made by a stockholder shall only be made by a Nominating Person: (i) pursuant to a timely and proper notice in writing to the Secretary of the Corporation that is updated or supplemented at the times and in the forms as required by this Section 3.02 of Article III; (ii) if all Supporting Persons and all Related Persons have acted in accordance with these Bylaws and completed the Solicitation Statement fully and truthfully; (iii) if the Stockholder Nominee meets the eligibility requirements of these Bylaws and submits the Director Questionnaire after completing it fully and truthfully; and (iv) if Supporting Persons and all Related Persons comply with the requirements of the Corporation’s Bylaws as well as the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended from time to time by the SEC including any SEC Staff interpretations related thereto).

(c)     Requirement for Timely Notice. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting date nor later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting date and in compliance with any additional requirements of Rule 14a-19(b) as such rule and regulations may be amended from time to time by the SEC including any SEC Staff interpretations related thereto; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made.

(d)     Requirement for Proper Notice. To be proper, a stockholder’s notice to the Secretary shall include (i) as to each Stockholder Nominee (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are directly and beneficially owned by such person on the date of such stockholder’s notice, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or, is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (e) a completed and signed Director Questionnaire; (ii) as to the Nominating Person and any other Supporting Persons and Related Persons, if any, (a) the name and address, as they appear on the Corporation’s books, if applicable, of the Nominating Person and any other Supporting Persons or Related Persons, (b) the class and number of shares of the Corporation on the date of such stockholder’s notice which are beneficially owned by the Nominating Person and any other Supporting Persons and Related Persons, if any, (c) any plans or proposals of the Nominating Person or any other Supporting Persons or Related Persons, if any, to nominate directors for Corporation or any other Public Company within the past 36 months, even if such proposal or nomination has not been publicly disclosed, (d) any other information related to the Nominating Person and any other Supporting Persons and Related Persons, if any, that would be disclosed with respect to them under Item 5(b) of Schedule 14A under the Exchange Act, assuming that each such Person was deemed a Participant or otherwise required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (e) a completed and signed Solicitation Statement; and (iii) a description of all agreements, arrangements or understandings by and among the Stockholder Nominee, the Nominating Person, any of the Supporting Persons or Related Persons, if any, or any other Person (including but not limited to any agreements, arrangements or understandings relating to any compensation or payments to be made to any such Stockholder Nominee(s)), pertaining to the nomination(s) to be brought before the meeting of stockholders or any subject matter that will be material in the Supporting Persons’ solicitation of stockholders, regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation (which description shall identify the name of each other Person who is a party to such an agreement, arrangement or understanding).

(e)     Requirement for Update of Notice. Any Nominating Person providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that: (i) the information provided or required to be provided in such notice pursuant to this Section 3.02 of this Article III shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting; (ii) the information provided or required to be provided in such notice pursuant to this Section 3.02 of this Article III shall be true and correct as of the meeting date, and any update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than one business day prior to the date of the meeting; and (iii) any subsequent information reasonably requested by the Board of Directors, or a designated committee thereof, to determine that: (A) the Nominating Person and any Supporting Persons and Related Persons, if any, complied with the requirements of this Section 3.02 of this Article III, and (B) the Stockholder Nominee has met the director qualifications as set out in Section 3.03 of this Article III, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation no later than five business days after the request for subsequent information has been delivered to or mailed and received by the Nominating Person(s) providing notice of any nomination.

(f)     Other Limitations on Stockholder Nominees. The number of Stockholder Nominees a Nominating Person may nominate for election (or in the case of a Nominating Person giving the notice on behalf of a Supporting Person or Related Person, the number of nominees a Nominating Person may nominate for election on behalf of all Supporting Persons and Related Persons) shall not exceed the number of directors to be elected. The notice of Stockholder Nominee(s) required by this Section 3.02 of this Article III must contain only the names of Stockholder Nominees for whom the Nominating Person or any other Supporting Persons or Related Persons intend to solicit votes or proxies. A stockholder shall not be entitled to make additional or substitute nominations for director following the expiration of the time periods set forth in this Section 3.02 of this Article III; provided, however, that notwithstanding the foregoing, a Nominating Person may substitute nominees after deadlines set forth in this Section 3.02 of this Article III, but only if a Stockholder Nominee withdraws from consideration due to circumstances that are reasonably outside of the control of the Stockholder Nominee, the Nominating Person, and all Supporting Persons and Related Persons, or the Corporation increases the number of director seats up for election. In and to that end, a Nominating Person may include in its notice provided pursuant to this Section 3.02 of this Article III the names of additional or alternate nominees who, in accordance with the Corporation’s governing documents and federal and state law, would be presented for election in the event of a need to change the original slate due to the limited reasons allowed by this Section 3.02 of Article III, so long as the notice clearly identifies the persons who are being presented as additional or alternate nominees, and no proxies or votes are solicited for such additional or alternate nominees unless and until they are presented for election as substitutes as allowed for in this Section 3.02 of Article III. If the Nominating Person later changes its nominees to include any of the additional or alternate nominees due to the limited reasons allowed by this Section 3.02 of Article III, then it must promptly notify the Corporation of the change as soon as reasonably possible.

(g)    Exclusive Procedure for Nomination. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.02 of this Article III. In no event shall an adjournment or recess of a meeting, or a postponement of a meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The Board of Directors, a designated committee, or an authorized officer of the Corporation shall determine within their reasonable discretion whether a nomination was made in accordance with the provisions of this Section 3.02 of this Article III, and if the facts warrant, determine and declare to the meeting that (i) a nomination was not made in accordance with the procedures prescribed by these Bylaws, and (ii) the defective nomination shall be disregarded.

(h)    Other Procedures. Notwithstanding the provisions of this Section 3.02, unless otherwise required by law, if such stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for any persons nominated by such stockholder. If any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than eight business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

This Section 3.02 was amended to its present form on November 22, 2022.

Section 3.03    Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of not fewer than five (5) nor more than fifteen (15) persons. The number of directors may be fixed or changed from time to time within the minimum and maximum, by resolution of the Board of Directors, with or without a recommendation from the Nominating Committee. Until further action by the Board of Directors, the Board of Directors shall consist of five (5) persons. The term of the office of the directors elected at the regular annual meeting of the stockholders shall be until the next annual meeting or when their successors shall have been duly elected and qualified, as provided in these Bylaws and the Corporation’s articles of incorporation, as amended. Each director shall: (a) own in his or her own right unencumbered stock in the Corporation in the amount of at least Two Hundred Dollars ($200.00) par value at the time of his or her or her election to the Board of Directors and continue to own such par value amount throughout his or her term; (b) not be or been subject to a cease and desist order, consent, or other formal order by a state or federal regulatory agency which has been publicly disclosed within the past ten (10) years; (c) not been convicted of a crime involving dishonesty or breach of trust; (d) not be currently charged with the commission of a crime; (e) maintain a principal residence within fifty (50) miles of the main office or a branch office of the Corporation or its bank subsidiary; (f) not be a director, officer or 10% stockholder of a financial institution that has a main office or branch offices within fifty (50) miles of the main office or a branch office of the Corporation; (g) comply with all of the Corporation’s policies and procedures applicable to directors, including a requirement to maintain confidentiality of all matters discussed by the Board of Directors at its meeting; (h) not be a party to any agreement that materially limits his or her voting discretion as a director or his or her ability to discharge fiduciary duties to all directors; and (i) take and subscribe an annual oath that he or she will faithfully and diligently perform the duties of his or her office and will not knowingly violate or permit to be violated any provision of law or any requirements or qualifications of directors listed herein.

This Section 3.03 was amended to its present form on January 27, 2021.

Section 3.04    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after or conjointly with, and at the same place as, the annual meeting of stockholders. The Board of Directors shall provide, by resolution, the time and place, either within or without the State of Mississippi, for the holding of additional meetings without other notice than such resolution.

Section 3.05   Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board of Directors or by a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Mississippi, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.06    Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors of the Corporation or any committee thereof, or any action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, entitled to vote with respect to the subject matter thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

This Section 3.06 was amended to its present form on January 27, 2021.

Section 3.07   Notice. Notice of any special meeting shall be given by oral or written notice delivered personally or mailed to each director at his business address, or by telephone or telegram, or by electronic transmission. If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting. If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at his business address with postage thereon prepaid at least five days prior to any special meeting. If notice is given by telegram, such notice shall be delivered to the telegram company at least five days prior to any special meeting. If notice is given by telephone, such notice shall be made at least two days prior to any special meeting. If notice is sent by electronic transmission, it shall be delivered or sent at least twenty-four hours before the time of the holding of the special meeting. Any director may waive notice of any meeting in writing or by electronic transmission by the person entitled to notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

This Section 3.07 was amended to its present form on January 27, 2021.

Section 3.08   Quorum. A majority of the number of directors elected and serving within the-limits fixed by Section 3.03 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, -a majority of the directors present may adjourn the meeting from time to time without further notice.

This Section 3.08 was amended to its present form on November 22, 2022.

Section 3.09   Organization. The Board of Directors shall elect one of its members Chairman, who shall preside at all meetings of the Board. By resolution the Directors may designate from among its members an Executive Committee and may designate from its members an Executive Committee and may designate from its members other committees, each of which shall have all the authority of the Board of Directors except as limited in such resolution or bylaw, and except as provided by law. All such committees shall keep regular minutes of their meetings and shall report their actions to the Board of Directors at its next meeting.

Section 3.10    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.11   Vacancies. Any vacancy occurring on the Board of Directors by death, resignation or otherwise, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified, or until his earlier resignation or removal.

This Section 3.11 was amended to its present form on April 24, 1989.

Section 3.12    Compensation. By resolution of the Board of Directors, the Directors may be paid for the expense, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. However, no such payment shall preclude any director from serving the Corporation as an officer or in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending meetings.

Section 3.13   Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.14   Definition of Electronic Transmission. For the purposes of these Bylaws, “electronic transmission” means any form or process of communication, not directly involving the physical transfer of paper or another tangible medium, which (i) is suitable for the retention, retrieval and reproduction of information by the recipient, and (ii) is retrievable in paper form by the recipient through an automated process used in conventional commercial practice, unless otherwise authorized in accordance with the Mississippi Code of 1972, as amended.

This Section 3.14 was added on January 27, 2021.

Section 3.15   Committees of the Board of Directors. At the first meeting of the Board of Directors following the annual stockholders meeting, or as soon thereafter as practicable, upon receipt of recommendations from the Nominating Committee, the Board of Directors shall appoint members of the following standing committees:

(a)     Audit Committee: The Audit Committee is responsible for oversight of: (i) the external auditor’s qualifications and independence; (ii) the performance of the Corporation’s internal audit function and external auditor; (iii) the Chief Executive Officer’s and senior management’s responsibilities to assure that there is in place an effective systems of controls reasonably designed to safeguard the assets of the Corporation, assure the integrity of the Corporation’s financial statements, and maintain compliance with the Corporation’s ethical standards, policies, plans and procedures and with laws and regulations; and (iv) any other responsibility assigned to it by the Board of Directors from time to time. The Audit Committee shall be governed by a charter approved by the Board of Directors and consistent with law, these Bylaws and the articles of incorporation.

(b)    Nominating Committee: The Nominating Committee is charged with the responsibility of nominating qualified candidates to stand for election to the Board of Directors in accordance with the provisions of these Bylaws, as well as any other responsibility assigned to it by the Board of Directors from time to time. This committee shall also provide assistance to the Board of Directors in the areas of committee selection, and evaluation of the overall effectiveness of the Board of Directors. The Nominating Committee shall carry out its purposes in accordance with a charter approved by the Board of Directors and consistent with law, these Bylaws and the articles of incorporation.

(c)    Compensation Committee: The Compensation Committee shall aid the Board of Directors in discharging its duties relating to the compensation of the Company’s Chief Executive Officer and other officers of the Corporation and its bank subsidiary that have the title of Senior Vice President or higher, as well as any other responsibility assigned to it by the Board of Directors from time to time. The Compensation Committee shall carry out its purposes in accordance with a charter approved by the Board of Directors and consistent with law, these Bylaws, and the articles of incorporation.

Recommendations for each of the Audit, Compensation, and Nominating Committee members shall be made by the Nominating Committee in accordance with its charter.  Each of the Audit, Compensation, and Nominating Committees shall be made up entirely of independent directors in accordance with pertinent Securities and Exchange Commission regulations, OTCQX Best Market listing standards then in effect, and any other standards required by law or established by their respective charters. The Board of Directors may authorize, approve, and, to the extent necessary, amend charters for each of the Audit, Compensation, and Nominating Committees.

This Section 3.15 was amended to its present form on November 22, 2022.

ARTICLE IV
OFFICERS

Section 4.01   Generally. The officers of the corporation shall consist of a Chairman of the Board, a Vice Chairman to the Board, a President, an Executive Vice President, a First Vice President, a Second Vice President, and a Secretary/Treasurer. Officers shall be elected by the Board of Directors, which shall consider that subject as its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any one or more offices may be held by the same person, except the offices of President and Secretary. Officers do not have to be stockholders.

Section 4.02  Chairman of the Board. The Board of Directors shall appoint, from one of its members, a Chairman of the Board to serve in said capacity at the pleasure of the Board. He shall preside at all meetings of the Board and shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers as well as the specific powers conferred by these Bylaws. He shall He shall have, and may exercise, any other powers and duties as may, from time to time, be conferred upon him by the Board of Directors. An officer shall be designated by the Board of directors, in the absence of the Chairman of the Board, to perform all the duties of the Chairman of the Board.

Section 4.03   Vice Chairman to the Board. The Board of Directors may appoint a Vice Chairman to the Board to help transact the business of the corporation. The Vice Chairman shall have such powers and duties as may be assigned to him by the Board of Directors.

Section 4.04   President. The Board of Directors shall appoint a President of the corporation to serve at the pleasure of the Board. The President shall supervise the carrying out of the policies adopted or approved by the Board and shall be the Chief Executive Officer of the corporation. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

Section 4.05   Vice Presidents. The Board of Directors may appoint one or more Vice Presidents and shall have the authority to designate different classes of Vice Presidents, including Executive Vice Presidents, First Vice Presidents, Second Vice Presidents, and such other classes as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors.

Section 4.06   Secretary. The Board of Directors shall appoint a Secretary, who shall: (a) keep the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; (e) sign with the President or other designated officer stock certificates of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

Section 4.07  Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.08   Other Officers. The Board of Directors may appoint one or more such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors or the President.

Section 4.09   Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but without prejudice to the contract rights, if any, of the person so removed, and the election of another person to an office shall automatically remove the incumbent from such office.

Section 4.10   Vacancies. The Board of Directors shall have authority to fill any vacancy occurring in the offices of the corporation or any office to be created by election as any regular meeting of the Board of Directors or at a special meeting of the Board of Directors called for that purpose. An officer elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.11   Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary merely by reason of the fact that he is also a director or employee of the corporation. The President and Secretary may fix the salaries of the employees who are not officers, subject to the approval of the Board of Directors.

ARTICLE V
STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01   Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be attested by the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, and the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 5.02  Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of Mississippi.

ARTICLE VI
INDEMNIFICATION

Section 6.01   General Provision. Subject to the provisions of Section 4 of this Article, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (including any action by or in the right of the Corporation) (“Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such a Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in Miss. Code Ann. § 81-5-105 (1972, as amended), or would be adjudged liable to the Corporation in connection with a Proceeding by or in the right of the Corporation.

This Section 6.01 was amended to its present form on January 27, 2021.

Section 6.02   Director Liability. A director shall not be liable to the Corporation or its stockholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its stockholders; (iii) a violation of Section 79‑4-8.33 of Mississippi Code of 1972, as amended; or (iv) an intentional violation of criminal law.

This Section 6.02 was amended to its present form on November 22, 2022.

Section 6.03  Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, not withstanding, that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Section 6.04    Authorization of Indemnification. Any indemnification under Section 1 of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2, such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the Board of Directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate), (iv) by the stockholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court.

This Section 6.04 was amended to its present form on November 22, 2022.

Section 6.05   Advance Payments. The Corporation upon request shall pay or reimburse any person who was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for his or her reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as (1) such person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined by a judgment or other final adjudication that his or her acts or omissions did violate the applicable standard of conduct set forth in Sections 1 and 2 of this Article, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to final ability to make repayment or to collateral and (2) a determination is made by any of the persons described in (i) through (iv) of Section 4 of this Article that the facts then known to those making the determination would not preclude indemnification under this Article. Such request need not be accompanied by the affirmation otherwise required by the Act.

This Section 6.05 was amended to its present form on January 27, 2021.

Section 6.06   Exclusivity. The indemnification provided by this section shall not be deemed exclusive of, and shall be in addition to, any other rights to which those indemnified may be entitled under any statute, rule of law, provision in the corporation's certificate of incorporation, bylaw, agreement, vote of members or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07   Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his statute as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 6.08  Enforcement. The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Corporation's Bylaws or the articles of incorporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

This Section 6.08 was amended to its present form on January 27, 2021.

Section 6.09   Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought in the right of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Act, Section 81-5-105 of the Mississippi Code of 1972, as amended, or the articles of incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the Second Judicial District of Harrison County in the State of Mississippi.

This Section 6.09 was amended to its present form on November 22, 2022.

ARTICLE VII
CONTRACTS, LOANS,
CHECKS, DEPOSITS AND INVESTMENTS

Section 7.01    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.02    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Loans may be made by the corporation to its officers or directors subject to the guidelines imposed by law.

Section 7.03   Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time-to-time be determined by resolution of the Board of Directors.

Section 7.04    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII
CONFIRMATION AND RATIFICATION OF CONTRACTS

Section 8.01   Conflicts of Interest. In the absence of fraud, no contract or other transaction of corporation shall be affected or invalidated in any way by the fact that any of the directors of the corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at its meeting at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction, there shall be present a quorum of directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Any such contract, transaction or act of the corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of the stockholders of the corporation, voting either in person or by proxy, at any annual meeting, or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the corporation. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

Section 8.02   Ratification by Stockholders. Any contract, transaction, or act of the corporation or of the Board of Directors or any committee thereof which shall be ratified by a majority of the stockholders of the corporation, voting either in person or by proxy at any annual meeting, or at any special meeting called for such purpose, shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its officers or directors of their right to proceed with such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its officers or directors of their right to proceed with such contract, transaction or action.

ARTICLE IX
YEAR

The corporation tax and accounting year shall be a fiscal year ending December 31 of each year.

ARTICLE X
DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares, payable in cash, other assets or by the way of stock dividends.

ARTICLE XI
SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, state of incorporation and the words "Corporate Seal."

ARTICLE XII
WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the articles of incorporation or under the provisions of the laws of the State of Mississippi, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII
BYLAWS

Section 13.01  Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the corporation and shall be open for inspection to all stockholders during regular business hours.

Section 13.02  Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a two-thirds (2/3) vote of the Directors then holding office at any regular or special meeting of the Board of Directors.

SECRETARY (SEAL)